UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2020

Iconic Brands, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-227420	13-4362274
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

44 Seabro Avenue
Amityville, NY 11701
(Address of principal executive offices, including ZIP code)

(866) 219-8112
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

Series G Convertible Preferred Stock Financing

On January 12, 2020 (the “Closing Date”), Iconic Brands, Inc. (the “Company”) entered into securities purchase agreements (collectively, the “Purchase Agreement”) with certain accredited investors (each an “Investor” and collectively, the “Investors”) for the sale of an aggregate of 1,500 shares of the Company’s series G convertible preferred stock (the “Series G Convertible Preferred Stock”), and warrants (the “Warrants”) to purchase 1,200,000 shares of our common stock (the “Common Stock”) for gross proceeds of $1,500,000, before deducting placement agent and other offering expenses. The terms of the Series G Convertible Preferred Stock are set forth under Items 3.02 and 5.03 below.

The Warrants are exercisable for a period of five years from the date of issuance at an exercise price of $1.25 per share (the “Exercise Price”). The Investors may exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement.

The conversion price of the Series G Convertible Preferred Stock and the exercise price of the Warrants are subject to anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

The Series G Convertible Preferred Stock and the Warrant each contain a beneficial ownership limitation that restricts each of the Investor’s ability to exercise the Warrants and convert the Series G Convertible Preferred Stock such that the number of shares of the Company common stock held by each of them and their affiliates after such conversion or exercise does not exceed 4.99% or 9.99% (at the election of the Investor) of the Company’s then issued and outstanding shares of common stock.

The Purchase Agreement also provides that until the 18 month anniversary of the date of the Purchase Agreement, in the event of a subsequent financing (except for certain exempt issuances as provided in the Purchase Agreement) by the Company, each Investor that invested over $500,000 pursuant to the Purchase Agreement will have the right to participate in such subsequent financing up to an amount equal to the Investor’s proportionate share of the subsequent financing based on such Investor’s participation in this private placement on the same terms, conditions and price provided for in the subsequent financing up to an amount equal to 50% of the subsequent financing. The Purchase Agreements also provide that for as long as the Series G Convertible Preferred Stock or Warrants are outstanding, if the Company effects a subsequent financing, an Investor may elect, in its sole discretion, to exchange all or a portion of the Series G Convertible Preferred Stock then held by such Investor for any securities issued in a subsequent financing on a $1.00 for $1.00 basis, provided such subsequent financing is not a firm commitment underwritten offering.

From the date of the Purchase Agreement until the date that is the earlier of (i) nine (9) months following the date of the Purchase Agreement and (ii) the date that the VWAP for 10 consecutive Trading Days following January 12, 2020 is greater than $1.25, subject to adjustment, the Company shall not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or Common Stock Equivalents (as defined in the Purchase Agreement).

We also entered into separate Registration Rights Agreements with the Investors, pursuant to which the Company agreed to undertake to file a registration statement to register the resale of the shares underlying the Series G Convertible Preferred Stock and Warrants within ten (10) days following the date of written demand by the lead investor (the “Demand Date”) , and to maintain the effectiveness of the registration statement until all of such shares of Common Stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act, without any restrictions. If we fail to file the registration statement or have it declared effective by the dates set forth above, among other things, the Company is obligated to pay the investors liquidated damages in the amount of 1% of their subscription amount, per month, until such events are satisfied.

The net proceeds of the offering are expected to be used for working capital purposes and to further execute on our existing business, while also actively pursuing several additional “iconic” brands.

In conjunction with the Purchase Agreement, all officers and directors of the Company have entered into lock-up agreements pursuant to which they have agreed to not sell their shares of common stock or common stock equivalents in the Company until the twelve (12) month anniversary after the effective date of the registration statement described above.

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Item 3.02 Unregistered Sale of Equity Securities

The disclosure under item 1.01 above is incorporated herein by reference. The securities have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act of 1933, as amended, afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 13, 2019, the Company filed a Certificate of Designations, Preferences and Rights of the Series G Convertible Preferred Stock (the “Certificate of Designations”) with the Nevada Secretary of State, designating 1,500 shares of preferred stock as Series G Convertible Preferred Stock. The following is only a summary of the Certificate of Designations and is qualified in its entirety by reference to the full text of the Certificate of Designation which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Designation, Amount and Par Value. The number of shares of Series G Convertible Preferred Stock designated shall be up to 1,500. Each share of Series G Convertible Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $1,000 (the “Stated Value”).

Dividends: Holders shall be entitled to receive, and the Company shall pay, dividends on shares of Series G Convertible Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Series G Convertible Preferred Stock.

Liquidation: Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, if any, and any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Series G Convertible Preferred Stock shall have no voting rights. However, as long as any shares of Series G Convertible Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series G Convertible Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to, or otherwise pari passu with, the Series G Convertible Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the number of authorized shares of Series G Convertible Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Conversion Price. The conversion price for the Series G Convertible Preferred Stock shall equal $1.25, subject to adjustment herein (the “Conversion Price”).

Exercisability. A holder may not exercise any portion of the Series G Convertible Preferred Stock to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% (or, upon election by a holder prior to issuance, 9.99%) of the outstanding common shares after exercise, except that upon notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding shares after exercising the holder’s Series G Convertible Preferred Stock up to 9.99% of the number of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series G Convertible Preferred Stock, provided that any increase in such beneficial ownership limitation shall not be effective until 61 days following notice to us.

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Subsequent Equity Sales. If, at any time while the Series G Convertible Preferred Stock is outstanding, the Company, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) then simultaneously with the consummation of each Dilutive Issuance the Conversion Price shall be reduced to equal the Base Conversion Price (subject to certain exceptions set forth in the Certificate of Designations).

Fundamental Transaction. If we consummate any merger, consolidation, sale or other reorganization event in which our common stock is converted into or exchanged for securities, cash or other property, or if we consummate certain sales or other business combinations, then following such event, the holders of the Series G Convertible Preferred Stock will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such event.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Designation of Series G Convertible Preferred Stock.
10.1	Form of Securities Purchase Agreement, dated January 12, 2020 between Iconic Brands, Inc. and the signatories thereto.
10.2	Form of Warrant.
10.3	Form of Registration Rights Agreement, dated January 12, 2020, between Iconic Brands, Inc. and the signatories thereto
10.4	Form of Lock-Up Agreement dated January 12, 2020.
99.1	Press Release of Iconic Brands, Inc. dated January 13, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iconic Brands, Inc.

Dated: January 13, 2020	By:	/s/ Richard J. DeCicco
	Name:	Richard J. DeCicco
	Title:	Chief Executive Officer

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